EXHIBIT 10.15

JOSE LIBERMAN

PROMISSORY NOTE

$4,432.46	Los Angeles, California
July 14, 2002

FOR VALUE RECEIVED, JOSE LIBERMAN, an individual (“Payor”), hereby promises to pay to the order of LBI MEDIA, INC., a California corporation (“Payee”) the principal amount of FOUR THOUSAND, FOUR HUNDRED AND THIRTY TWO DOLLARS AND FORTY SIX CENTS ($4,432.46), together with interest on the unpaid balance thereof from the date hereof in the amounts and at the times specified below until such principal amount shall be paid (whether at maturity, by prepayment, upon demand, by acceleration or otherwise).

The Payor shall repay the unpaid principal balance of this Note by no later than July 14, 2009. The unpaid principal under this Note shall bear interest until due and payable at a rate equal to the Alternative Federal Short-Term Rate published by the Internal Revenue Service for the month in which such advance was made, per annum (calculated on the basis of a 360-day year and the actual number of days elapsed), such interest shall be payable by no later than July 14, 2009. This Note shall not be construed to require payment of any interest in excess of the maximum amount permitted by law.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America and same day funds to Payee at such place as shall be designated in writing for such purpose by Payee.

This Note may be prepaid in whole or in part at any time without penalty or premium.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the Payor has executed and delivered this Note as of the day and year and at the place first above written.

/s/ Jose Liberman
Jose Liberman

Pay to the Order of

dated as of

LBI MEDIA, INC.

By:	/s/ Lenard Liberman
Name: Lenard Liberman Title: Executive Vice President

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